                                                                   EXHIBIT 5.0

                             RICHARDSON & PATEL LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                                                 April 24, 2003

Board of Directors
Universal Guardian, Inc.
5759 Fleet Street, Suite 110
Carlsbad, California 92008

         Re:      2003 INCENTIVE EQUITY STOCK PLAN

Gentlemen:

         We have acted as counsel to Universal Guardian Holdings, Inc., a Delaware corporation (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 2,398,000 shares of the Company's common stock, par value $0.001 (the "Shares"), which may be issued upon exercise of options or otherwise granted in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and adoption of the Plan, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Law.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

                                             /s/ RICHARDSON & PATEL LLP